Exhibit 99.1

News From

Walgreen Co. Corporate Communications   ●   108 Wilmot Road   ●   Deerfield, Ill. 60015   ●   (847) 315-2500

Media Contact:	Michael Polzin, 847-315-2920
Investor Contact:	Rick Hans, CFA, 847-315-2385
Snehal Shah, 847-315-2361

FOR IMMEDIATE RELEASE	http://news.walgreens.com

Walgreen Co. Reports Fiscal 2012 Fourth Quarter and Full Year Results

●
Company reports adjusted fourth quarter earnings per diluted share of 63 cents, compared with adjusted earnings per diluted share of 66 cents in year-ago quarter; GAAP earnings per diluted share of 39 cents compared with 87 cents in last year’s fourth quarter, including impact of Alliance Boots transaction this year and sale of company’s pharmacy benefit management business in last year’s quarter

●
Fiscal 2012 sales total $71.6 billion compared with $72.2 billion in prior year, with adjusted earnings per diluted share of $2.93 compared with $2.93 in previous year; GAAP fiscal year earnings per diluted share total $2.42 compared with $2.94 in previous year

●
Company generates record operating and free cash flow of $4.4 billion and $2.9 billion, respectively, in fiscal year 2012, allowing return of more than $1.9 billion to shareholders in share repurchases and dividends

●	New fiscal year under way with participation in Express Scripts pharmacy network and launch of Balance™ Rewards loyalty program

DEERFIELD, Ill., Sept. 28, 2012 – Walgreen Co. (NYSE, NASDAQ: WAG) today announced earnings and sales results for the fourth quarter and fiscal year 2012 ended Aug. 31.

Net earnings determined in accordance with generally accepted accounting principles (GAAP) for the fiscal 2012 fourth quarter were $353 million or 39 cents per diluted share, compared with $792 million or 87 cents per diluted share in the year-ago quarter.

Adjusted fiscal 2012 fourth quarter net earnings were $553 million or 63 cents per diluted share, compared with adjusted net earnings of $599 million or 66 cents per diluted share in the year-ago quarter. This year’s adjusted fourth quarter results exclude the negative impacts of 9 cents per diluted share related to the company’s transaction with Alliance Boots GmbH, 10 cents per diluted share from the quarter’s LIFO provision and 5 cents per diluted share in acquisition-related amortization costs. The company intends to account for its 45 percent investment in Alliance Boots using the equity method of accounting on a one-month lag basis. Because the closing of this investment occurred within one month of the company’s fiscal year end, the results of operations of Alliance Boots GmbH are not reflected in the company’s reported net earnings for the fiscal quarter or year ended Aug. 31, 2012.

Last year’s adjusted fourth quarter results exclude an after-tax gain of 30 cents per diluted share associated with the company’s sale of its pharmacy benefits management business, Walgreens Health Initiatives, Inc. (WHI), and the negative impacts of 4 cents per diluted share from the quarter’s LIFO provision and 5 cents per diluted share in acquisition-related amortization costs.

Compared with the prior year periods, the negative impact of not being part of the Express Scripts, Inc. pharmacy provider network, net of associated cost reductions, was 6 cents per diluted share in this year’s fourth quarter and 21 cents per diluted share for the entire fiscal year, which matched the company’s previously stated estimate.

“This was a challenging, but very important year for Walgreens, and we finished with a tough quarter. While we controlled costs and generated strong cash flow in the fourth quarter, our performance also reflected a strategic shift in promotional spending, a continued economically challenged consumer, and the impact from Express Scripts,” said Walgreens President and CEO Greg Wasson. “Entering the new fiscal year, we believe we are positioned for growth as we benefit from the launch of our Balance Rewards loyalty program, our reentry into the Express Scripts pharmacy provider network and our execution of the Alliance Boots strategic partnership.”

Fiscal Year Results

Net earnings determined in accordance with GAAP for fiscal 2012 were $2.1 billion or $2.42 per diluted share. In fiscal year 2011, net earnings in accordance with GAAP were $2.7 billion or $2.94 per diluted share.

Adjusted net earnings for fiscal year 2012 were $2.6 billion or $2.93 per diluted share, compared with $2.7 billion or $2.93 per diluted share in fiscal 2011. Fiscal 2012 adjusted net earnings exclude the negative impacts of 11 cents per diluted share related to the company’s transaction with Alliance Boots, 22 cents per diluted share from the year’s LIFO provision and 18 cents per diluted share in acquisition-related amortization costs. Fiscal 2011 adjusted net earnings exclude 30 cents per diluted share associated with the gain on the sale of WHI and the negative impacts of 14 cents per diluted share from the year’s LIFO provision and 15 cents per diluted share in acquisition-related amortization costs.

Fiscal Year 2012 Summary Financial Results ($ in millions except EPS)
GAAP	FY11	FY12 (Unaudited)	Change
Net Sales	$72,184	$71,633	(0.8%)
Operating Income	$4,365	$3,464	(20.6%)
Net Earnings	$2,714	$2,127	(21.6%)
Diluted net earnings per share	$2.94	$2.42	(17.7%)
Operating Cash Flow	$3,643	$4,431	21.6%

Non-GAAP*	FY11	FY12	Change
Supplemental Adjusted Operating Income*	$4,358	$4,097	(6.0%)
Supplemental Adjusted Net Earnings*	$2,710	$2,565	(5.4%)
Supplemental Adjusted Diluted net earnings per share*	$2.93	$2.93	0.0%

*  Refer to the supplemental information presented below for reconciliations of the supplemental non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.

During fiscal 2012, the company returned more than $1.9 billion to shareholders through dividends and share repurchases. The company also delivered record fiscal year operating and free cash flow of $4.4 billion and $2.9 billion, respectively, and increased its quarterly dividend rate in June 2012 by 22.2 percent to 27.5 cents per share. The increase was consistent with the company’s goal of returning cash to shareholders, and Walgreens has now increased its dividend for 37 consecutive years.

“As we faced the challenges of the last fiscal year, we focused on the execution of our core business,” said Wasson. “Our overall sales in fiscal 2012 were nearly flat. We controlled our SG&A dollar growth while making investments related to store IT infrastructure, the launch of our loyalty program and the opening of 169 new stores and our growing Well Experience store base of nearly 350 locations. We delivered record operating cash flow and record free cash flow in the fiscal year. And with significant improvements in working capital, we returned substantial cash to shareholders including a record $787 million in dividends.”

FINANCIAL HIGHLIGHTS

Sales

Fourth quarter sales decreased 5.0 percent from the prior-year quarter to $17.1 billion. For fiscal year 2012, sales decreased 0.8 percent from the prior year to $71.6 billion. Brand-to-generic prescription drug conversions impacted sales by $664 million or 3.7 percentage points in the fourth quarter and by $1.4 billion or 1.9 percentage points in the fiscal year.

Front-end comparable store sales (those open at least a year) decreased 1.3 percent in the fourth quarter, customer traffic in comparable stores decreased 3.2 percent and basket size increased 1.9 percent, while total sales in comparable stores decreased 8.7 percent.

Prescription sales, which accounted for 63.3 percent of sales in the quarter, decreased 8.1 percent, while prescription sales in comparable stores decreased 12.8 percent. The company filled 188 million prescriptions, a decrease of 6.9 percent over last year’s fourth quarter. Prescriptions filled in comparable stores decreased 8.0 percent in the quarter.

In fiscal 2012, Walgreens filled 784 million prescriptions, representing a retail prescription market share of 18.7 percent.

Gross Profit and SG&A

Total gross profit dollars in the fourth quarter decreased $234 million, or 4.6 percent, compared with the year-ago quarter, while LIFO gross profit margins increased to 28.3 as a percentage of sales versus the year-ago quarter of 28.2. An increase in pharmacy profit margins was driven by generic drug sales, partially offset by market reimbursements, specialty pharmacy mix and LIFO. Front-end margins increased, reflecting the shift in the company’s promotional strategy. The LIFO provision was $132 million in this year’s fourth quarter versus $60 million last year, primarily driven by unusually high brand drug inflation in the quarter.

Selling, general and administrative expense dollars increased $12 million, or 0.2 percent, compared with the year-ago quarter. That increase includes 1.2 percentage points of SG&A expenses associated with the investment in Alliance Boots.

In the fourth quarter, the company opened or acquired 54 new drugstores compared with 59 in the year-ago quarter. In fiscal 2012, Walgreens added a net gain of 169 new drugstores including 43 acquisitions.

Fiscal Year 2012 Milestones and Looking Ahead

Walgreens achieved several key milestones since the beginning of fiscal 2012 in executing its vision to be the first choice in health and daily living, including:

●
Announcing a strategic partnership with Alliance Boots and closing on the initial 45 percent investment to create the first global pharmacy-led, health and wellbeing enterprise, selling and distributing products and services in 26 countries through an unmatched global supply chain

●	Acquiring the mid-South’s leading regional drugstore chain, USA Drug
●	Strengthening the company’s growing specialty pharmacy position by acquiring certain assets of BioScrip, Inc. and by acquiring home infusion provider Crescent Healthcare
●	Signing multi-year agreements with pharmacy benefit managers Express Scripts and Optum Health and many others
●	Launching the Balance Rewards loyalty program and signing up more than 11 million members in the first 12 days
●	Implementing state-of-the-art point-of-sale store technology chainwide in preparation for the loyalty program introduction
●	Completing a three-year plan to refresh Walgreens stores across the country with its “customer-centric retailing” initiative
●	Expanding the Well Experience store format to nearly 350 locations, including flagship stores in New York City, Chicago, Las Vegas and Puerto Rico
●	Being named to Fast Company magazine’s list of Most Innovative Health Care Companies

“The hard work, tough decisions and strategic investments we made in fiscal 2012 put Walgreens in a strong position to deliver both short-term and long-term growth for the company, a new experience for our customers and patients, and greater value for our shareholders. We have the strategy, structure and talent in place to drive strong operating performance,” said Wasson.

As of Aug. 31, 2012, Walgreens operated 8,385 locations in all 50 states, the District of Columbia, Puerto Rico and Guam, including 7,930 drugstores and hospital onsite pharmacies nationwide. Walgreens also operates worksite health and wellness centers, infusion and respiratory service facilities, specialty pharmacies and mail service facilities. Its Take Care Health Systems subsidiary manages more than 700 in-store convenient care clinics and worksite health and wellness centers.

Walgreens will hold a conference call to discuss the fourth quarter and fiscal year results beginning at 8:30 a.m. Eastern time today, Sept. 28. The conference call will be simulcast through Walgreens investor relations website at: http://investor.walgreens.com. A replay of the conference call will be archived on the website for 12 months after the call. A podcast also will be available on the investor relations website.

The replay also will be available from 11:30 a.m. Eastern time, Sept. 28, through Oct. 5, by calling 855-859-2056 within the U.S. and Canada, or 404-537-3406 outside the U.S. and Canada, using replay code 82883651.

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “expect," “likely,” "outlook," “forecast, "would," "could," "should," “can,” “will,” "project," "intend," "plan," "goal,” “continue," "sustain," “synergy,” "on track," "believe," "seek," "estimate," "anticipate," "may," “possible,” "assume,” variations of such words and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, those relating to the transactions contemplated by the Purchase and Option Agreement and other agreements relating to our strategic partnership with Alliance Boots and their possible effects, the parties’ ability to realize anticipated synergies and achieve anticipated financial results, the risks associated with international business operations, the risks associated with governance and control matters, whether the option to acquire the remainder of the Alliance Boots equity interest will be exercised and the financial ramifications thereof, changes in vendor, payer and customer relationships and terms, changes in network participation, levels of business with Express Scripts customers, the implementation, operation and growth of our customer loyalty program, changes in economic and market conditions, competition, risks associated with new business areas and activities, risks associated with acquisitions, the ability to realize anticipated results from capital expenditures and cost reduction initiatives, outcomes of legal and regulatory matters, and changes in legislation or regulations.  These and other risks, assumptions and uncertainties are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as amended, each of which is incorporated herein by reference and in other documents that we file or furnish with the Securities and Exchange Commission.   Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.  Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made.  Except to the extent required by law, Walgreens does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement after the initial distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Please refer to the supplemental information presented below for reconciliations of the supplemental non-GAAP financial measures used in this release to the most comparable GAAP financial measure and related disclosures.

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WALGREEN CO. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(UNAUDITED)
(In Millions, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	Aug 31,	Aug 31,	Aug 31,	Aug 31,
	2012	2011	2012	2011

Net sales	$17,073	$17,967	$71,633	$72,184

Cost of sales (1)	12,238	12,898	51,291	51,692
Gross Profit	4,835	5,069	20,342	20,492
Selling, general and administrative expenses	4,249	4,237	16,878	16,561
Gain on sale of business	-	434	-	434
Operating Income	586	1,266	3,464	4,365

Interest expense, net	37	15	88	71

Earnings Before Income Tax Provision	549	1,251	3,376	4,294
Income tax provision	196	459	1,249	1,580
Net Earnings	$353	$792	$2,127	$2,714
Net earnings per common share:
Basic	$.40	$.88	$2.43	$2.97
Diluted	$.39	$.87	$2.42	$2.94

Dividends declared	$.2750	$.2250	$.9500	$.7500

Average shares outstanding	889.8	900.9	874.7	915.1
Dilutive effect of stock options	5.5	9.8	5.4	9.4
Average Diluted Shares	895.3	910.7	880.1	924.5

	Percent of Sales		Percent of Sales

Net sales	100.0%	100.0%	100.0%	100.0%

Cost of sales	71.7	71.8	71.6	71.6
Gross Margin	28.3	28.2	28.4	28.4
Selling, general and administrative expenses	24.9	23.6	23.6	23.0
Gain on sale of business	-	2.4	-	0.6
Operating Income	3.4	7.0	4.8	6.0

Interest expense, net	0.2	-	0.1	0.1

Earnings Before Income Tax Provision	3.2	7.0	4.7	5.9
Income tax provision	1.1	2.6	1.7	2.1
Net Earnings	2.1%	4.4%	3.0%	3.8%

(1)	Fiscal 2012 fourth quarter includes a LIFO provision of $132 million versus $60 million in the previous year.
Fiscal 2012 twelve months ended includes a LIFO provision of $309 million versus $208 million in the previous year.

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WALGREEN CO. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(UNAUDITED AND SUBJECT TO RECLASSIFICATION)
(In Millions)

	Aug 31,	Aug 31,
	2012	2011
Assets
Current Assets:
Cash and cash equivalents	$1,297	$1,556
Accounts receivable, net	2,167	2,497
Inventories	7,036	8,044
Other current assets	260	225
Total Current Assets	10,760	12,322
Non-Current Assets:
Property and Equipment, at cost, less accumulated depreciation and amortization	12,038	11,526
Investment in Alliance Boots	6,140	-
Alliance Boots purchase option	866	-
Goodwill	2,161	2,017
Other non-current assets	1,497	1,589
Total Non-Current Assets	22,702	15,132
Total Assets	$33,462	$27,454
Liabilities and Shareholders' Equity
Current Liabilities:
Short-term borrowings	$1,319	$13
Trade accounts payable	4,384	4,810
Accrued expenses and other liabilities	3,019	3,075
Income taxes	-	185
Total Current Liabilities	8,722	8,083

Non-Current Liabilities:
Long-term debt	4,073	2,396
Deferred income taxes	545	343
Other non-current liabilities	1,886	1,785
Total Non-Current Liabilities	6,504	4,524
Shareholders' Equity	18,236	14,847
Total Liabilities and Shareholders' Equity	$33,462	$27,454

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WALGREEN CO. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED AND SUBJECT TO RECLASSIFICATION)
(In Millions)

	Twelve Months Ended Aug 31,
	2012	2011

Cash flows from operating activities:
Net earnings	$2,127	$2,714
Adjustments to reconcile net earnings to net cash provided by operating activities -
Depreciation and amortization	1,166	1,086
Gain on sale of business	-	(434)
Deferred income taxes	265	132
Stock compensation expense	99	135
Other	43	53
Changes in operating assets and liabilities -
Accounts receivable, net	394	(243)
Inventories	1,083	(592)
Other current assets	(4)	(24)
Trade accounts payable	(439)	384
Accrued expenses and other liabilities	(184)	218
Income taxes	(228)	102
Other non-current assets and liabilities	109	112
Net cash provided by operating activities	4,431	3,643

Cash flows from investing activities:
Additions to property and equipment	(1,550)	(1,213)
Return of (investment in) restricted cash	191	(191)
Proceeds from sale of assets	123	79
Business and intangible asset acquisitions, net of cash received	(491)	(630)
(Payments) proceeds related to sale of business	(45)	442
Investment in Alliance Boots	(4,025)	-
Other	(63)	(12)
Net cash used for investing activities	(5,860)	(1,525)

Cash flows from financing activities:
Payments of long-term debt	-	(17)
Issuance of long-term debt	3,000	-
Stock purchases	(1,191)	(2,028)
Proceeds related to employee stock plans	165	235
Cash dividends paid	(787)	(647)
Other	(17)	15
Net cash provided by (used for) financing activities	1,170	(2,442)

Changes in cash and cash equivalents:
Net decrease in cash and cash equivalents	(259)	(324)
Cash and cash equivalents at beginning of year	1,556	1,880
Cash and cash equivalents at end of period	$1,297	$1,556

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WALGREEN CO. AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION (UNAUDITED)
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides reconciliations of the supplemental non-GAAP financial measures, as defined under SEC rules, presented in this press release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). The company has provided these supplemental non-GAAP financial measures in the press release, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP.  These supplemental non-GAAP financial measures are presented because management has evaluated the company’s financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the Company’s business from period to period and trends in the company’s historical operating results.  These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release.

	Q4 Fiscal 2012 GAAP Measure	Plus: Alliance Boots Transaction Costs	Plus: LIFO Provision	Plus: Acquisition Related Amortization	Q4 Fiscal 2012 Supplemental Non-GAAP Measure
Net earnings (in millions)	$353	70	85	45	$553
Net earnings per common share - diluted share	$0.39	0.09	0.10	0.05	$0.63

	Fiscal 2012 GAAP Measure	Plus: Alliance Boots Transaction Costs	Plus: LIFO Provision	Plus: Acquisition Related Amortization	Fiscal 2012 Supplemental Non-GAAP Measure
Operating income (in millions)	$3,464	69	309	255	$4,097
Net earnings (in millions)	$2,127	82	195	161	$2,565
Net earnings per common share - diluted share	$2.42	0.11	0.22	0.18	$2.93

	Q4 Fiscal 2011 GAAP Measure	Less: Gain on Sale of WHI	Plus: LIFO Provision	Plus: Acquisition Related Amortization	Q4 Fiscal 2011 Supplemental Non-GAAP Measure
Net earnings (in millions)	$792	273	38	42	$599
Net earnings per common share - diluted share	$0.87	0.30	0.04	0.05	$0.66

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	Fiscal 2011 GAAP Measure	Less: Gain on Sale of WHI	Plus: LIFO Provision	Plus: Acquisition Related Amortization	Fiscal 2011 Supplemental Non-GAAP Measure
Operating income (in millions)	$4,365	434	208	219	$4,358
Net earnings (in millions)	2,714	273	131	138	2,710
Net earnings per common share - diluted share	$2.94	0.30	0.14	0.15	$2.93

Fiscal 2012
(in millions)
Net cash provided by operating activities (GAAP measure)	$4,431
Less: Additions to property and equipment (GAAP measure)	1550
Free cash flow(1) (Supplemental Non-GAAP measure)	$2,881

(1)
Free cash flow is defined as net cash provided by operating activities in a period minus additions to property and equipment (capital expenditures) made in that period.  This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.

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